                                                                     Exhibit 4.3


















                   ROADWAY CORPORATION NONEMPLOYEE DIRECTORS'
                      EQUITY AND DEFERRED COMPENSATION PLAN

                               ROADWAY CORPORATION
                             NONEMPLOYEE DIRECTORS'
                      EQUITY AND DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS
                               -----------------



                                                                                                            Page
                                                                                                            ----

ARTICLE I        DEFINITIONS..................................................................................1

ARTICLE II       PURPOSE......................................................................................4

ARTICLE III      VOLUNTARY SHARES.............................................................................4

         3.1   Voluntary Shares...............................................................................4

ARTICLE IV       DEFERRAL OF FEES, REQUIRED RETAINER SHARES AND VOLUNTARY SHARES..............................5

         4.1   Deferral of Fees...............................................................................5

         4.2   Crediting of Deferred Fees.....................................................................5

         4.3   Deferral of Required Retainer Shares and Voluntary Shares......................................5

         4.4   Crediting of Deferred Shares...................................................................5

         4.5   Initial Year of Participation..................................................................5

         4.6   Withholding Taxes..............................................................................5

ARTICLE V        DEFERRED SHARE ACCOUNT.......................................................................6

         5.1   Determination of Deferred Share Account........................................................6

         5.2   Crediting of Dividend Equivalents..............................................................6

         5.3   Adjustments to Deferred Share Accounts.........................................................6

         5.4   Statements of Deferred Share Accounts..........................................................6

         5.5   Vesting of Deferred Share Account..............................................................6

ARTICLE VI       DISTRIBUTION OF BENEFITS.....................................................................6

         6.1   Settlement Date................................................................................6

         6.2   Amount to be Distributed.......................................................................6

         6.3   In-Service Distribution........................................................................6

         6.4   Form of Distribution-- Deferred Shares.........................................................7

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                            Page
                                                                                                            ----


         6.5   Special Distributions..........................................................................7

         6.6   Beneficiary Designation........................................................................8

         6.7   Facility of Payment............................................................................8

ARTICLE VII      ADMINISTRATION, AMENDMENT AND TERMINATION....................................................8

         7.1   Administration.................................................................................8

         7.2   Amendment and Termination......................................................................9

ARTICLE VIII     FINANCING OF BENEFITS........................................................................9

         8.1   Financing of Benefits..........................................................................9

         8.2   Security for Benefits..........................................................................9

         8.3   Guarantee by Subsidiaries......................................................................9

ARTICLE IX       SHARES SUBJECT TO PLAN.......................................................................9

         9.1   Shares Subject to Plan.........................................................................9

         9.2   Adjustments....................................................................................9

ARTICLE X        GENERAL PROVISIONS..........................................................................10

         10.1  Interests Not Transferable; Restrictions on Shares and Rights to Shares.......................10

         10.2  Governing Law.................................................................................10

         10.3  Withholding Taxes.............................................................................10

         10.4  Miscellaneous.................................................................................10

                   ROADWAY CORPORATION NONEMPLOYEE DIRECTORS'
                      EQUITY AND DEFERRED COMPENSATION PLAN

            The Roadway Corporation Nonemployee Directors' Compensation Plan ("Plan") is effective as of May 30, 2001. The Plan is an amendment and restatement of the Roadway Express, Inc. Nonemployee Directors' Equity and Deferred Compensation Plan. The purpose of this amendment and restatement of the Plan is to reflect the formation of Roadway Corporation and the exchange of common shares of Roadway Express, Inc. for common shares of Roadway Corporation pursuant to the Agreement and Plan of Merger by and among Roadway Express, Inc., Roadway Merger Corp. and Roadway Corporation dated May 29, 2001.

                             ARTICLE I DEFINITIONS

            Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

            (a) "Account": A Deferred Fee Account and/or a Deferred Share Account, as the context may require.

            (b) "Accounting Date": December 31 of each year and the last day of each calendar quarter.

            (c) "Accounting Period": The period beginning on the date immediately following an Accounting Date and ending the next following Accounting Date.

            (d) "Administrator": The Compensation and Nominating Committee of the Board or any successor committee designated by the Board.

            (e) "Beneficiary": The person or persons (natural or otherwise) designated pursuant to Section 6.6.

            (f)    "Board": The Board of Directors of the Company.

            (g)    "Chairman": The Chairman of the Board.

            (h) "Change in Control": The occurrence of any of the following events:

                           (i) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company);

                           (ii) the merger, consolidation or reorganization of the Company into or with another corporation or other legal person, if as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction by reason of their ownership of Voting Stock of the Company;

                           (iii) the sale or transfer by the Company of all or substantially all of its assets to another company or other legal person, if as a result of such sale or transfer less than 50% of the combined voting power of the then-outstanding securities of such company immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer by reason of their ownership of Voting Stock of the Company;

                          (iv)    the adoption of any resolution of
                                  reorganization or dissolution of the Company by its shareholders;

                          (v)     the filing of a report on Schedule 13D or
                                  Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                          (vi) the filing of a report or proxy statement by the Company with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction;

                          (vii)   if during any period of two consecutive
                                  year, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

                          (viii) the occurrence of any other event or series of events, which event or series of events, in the opinion of the Board, will, or is likely to, if carried out, result in a change in control of the Company; provided, however, a "Change in Control" will not be deemed to have occurred, either (i) solely because (A) the Company, (B) a subsidiary of the Company, or
                                  (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14-D1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or (ii) solely because of a change in control of any subsidiary. Notwithstanding the foregoing provisions of Paragraphs (1)-(5) of this Subsection, if, prior to any event described in Paragraphs
                                  (1)-(5) of this Subsection instituted by any person not an officer or director of the Company, or prior to any disclosed proposal instituted by any person not an officer or director of the Company which could lead to any such event, management proposes any restructuring of the Company which ultimately leads to an event described in Paragraphs
                                  (1)-(5) of this Subsection pursuant to such management proposal, then a "Change in Control" will not be deemed to have occurred for purposes of the Plan. In any "Change in Control" is abandoned, the Board, may, by notice of the Directors, nullify the effect thereof.

            (i)    "Code": The Internal Revenue Code of 1986, as amended.

            (j) "Company": Roadway Corporation or any successor or successors thereto.

            (k) "Deferral Commitment": An agreement made by a Director in a Participation Agreement to have all or a specified portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares deferred under the Plan for a specified period in the future.

            (l) "Deferral Period": The Plan Year for which a Director has elected to defer all or a portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares.

            (m) "Deferred Fees": The Fees credited to a Director's Deferred Share Account pursuant to Article IV and payable to a Director pursuant to Article VI.

            (n) "Deferred Shares": The Required Retainer Shares and Voluntary Shares credited to a Director's Deferred Share Account pursuant to Articles IV and V and payable to a Director pursuant to Article VI.

            (o) "Deferred Share Account": The account maintained on the books of the Company for each Director pursuant to Article V.

            (p) "Director": An individual duly elected or chosen as a Director of the Company or of a subsidiary who is not also an employee of the Company or any of its subsidiaries.

            (q) "Fair Market Value": With respect to a Share, the last transaction price for a Share as quoted by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for a day specified herein for which such fair market value is to be calculated, or if there was no transaction price of Shares so quoted for such day, on the most recently preceding day on which there was such a so quoted transaction price.

            (r) "Fees": The portion of the Retainer and other Director compensation payable in cash.

            (s) "Participation Agreement": The agreement submitted by a Director to the Administrator in which a Director may specify an amount of Voluntary Shares, or may elect to defer receipt of all or any portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares for a specified period in the future.

            (t) "Plan": The Plan set forth in this instrument as it may from time to time be amended.

            (u) "Plan Year": The 12-month period beginning January 1 and ending December 31.

            (v) "Retainer": The portion of a Director's annual compensation that is payable without regard to number of Board or committee meetings attended or committee positions.

            (w) "Required Retainer Shares": An amount, payable in Shares, constituting a portion of a Director's Retainer.

            (x) "Settlement Date": The date on which a Director terminates as a Director. Settlement Date shall also include with respect to any Deferral Period the date prior to the date of termination as a Director selected by a Director in a Participation Agreement for distribution of all or a portion of the Fees, Required Retainer Shares and Voluntary Shares deferred during such Deferral Period as provided in Section 6.3.

            (y) "Shares": The Company's common shares, $0.01 par value. Shares may be shares of original issuance or treasury shares or a combination of the foregoing. Prior to May 30, 2001, Shares were common shares of Roadway Express, Inc. without par value.

            (z)    "Voluntary Shares": The meaning set forth in Section 3.1(a).

                               ARTICLE II PURPOSE

                  The purpose of this Plan is to provide Directors with opportunities to invest all or a portion of their cash compensation payable for services as a Director in Shares, and to defer receipt of any or all of their compensation payable for services as a Director in Shares or in cash.

                          ARTICLE III VOLUNTARY SHARES

            3.1   VOLUNTARY SHARES.

            (a) VOLUNTARY SHARES. Prior to the commencement of any calendar quarter, a Director may elect by the filing of a Participation Agreement with the Administrator to have up to 100% of his or her Fees for such quarter paid in the form of Voluntary Shares and in lieu of the cash payment. Such election, unless subsequently modified, shall apply to a Director's Fees for the remainder of the current Plan Year and each subsequent Plan Year. Any subsequent election shall be made in a modified Participation Agreement filed with the Administrator.

            (b) ISSUANCE OF SHARES. Promptly following each Accounting Date, the Company shall issue to each Director who has made an election under Section 3.1(a) a number of Voluntary Shares equal to the portion of such Director's Fees that such Director has elected to receive as Voluntary Shares for such Accounting Period divided by the Fair Market Value on such Accounting Date (less, in each case, the portion of the Required Retainer Shares and Voluntary Shares the Director elected to defer under Section 4.3). To the extent that the application of the foregoing formula would result in the issuance of fractional Shares, no fractional Shares shall be issued, but instead, the Company shall maintain two separate non-interest-bearing accounts for each Director, which accounts shall be credited with the amount of any Required Retainer Shares or Voluntary Shares, as the case may be, not convertible into whole Shares, which amounts shall be combined with Required Retainer Shares and Voluntary Shares, respectively, which are paid for the next following Accounting Period. When whole Shares are issued by the Company to the Director for such Accounting Period, the amounts in such accounts shall be reduced by that amount which (when added to the Required Retainer

Shares and Voluntary Shares for such Director for such quarter) results in the issuance of the maximum number of whole Shares to such Director. The Company shall pay any and all fees and commissions incurred in connection with the payment of Required Retainer Shares and Voluntary Shares to a Director in Shares.

             ARTICLE IV DEFERRAL OF FEES, REQUIRED RETAINER SHARES
                              AND VOLUNTARY SHARES

            4.1 DEFERRAL OF FEES. A Director may elect to defer all or a specified percentage of his or her Fees, and may change such percentage by filing a Participation Agreement with the Administrator, which shall be effective as of the first day of the Plan Year which commences after the date such Participation Agreement is filed with the Administrator.

            4.2 CREDITING OF DEFERRED FEES. The portion of a Director's Fees that is deferred pursuant to a Deferral Commitment shall be credited as Deferred Shares promptly following each Accounting Date to the Director's Deferred Share Account as of the date the corresponding non-deferred portion of his or her Fees would have been paid to the Director. The number of Deferred Shares credited shall be determined by dividing the dollar value of such portion by the Fair Market Value on such crediting date.

            4.3 DEFERRAL OF REQUIRED RETAINER SHARES AND VOLUNTARY SHARES. A Director may elect to defer all or a specified percentage of his or her Required Retainer Shares and his or her Voluntary Shares, and may change such percentage by filing a Participation Agreement with the Administrator, which shall be effective as of the first day of the Plan Year which commences after the date such Participation Agreement is filed with the Administrator.

            4.4 CREDITING OF DEFERRED SHARES. The portion of a Directors Required Retainer Shares and Voluntary Shares that is deferred pursuant to a Deferral Commitment shall be credited promptly following each Accounting Date to the Director's Deferred Share Account as of the date the corresponding non-deferred portion of his or her Required Retainer Shares and Voluntary Shares would have been issued to the Director.

            4.5 INITIAL YEAR OF PARTICIPATION. In the event that an individual who first becomes a Director during a Plan Year wishes to make a Deferral Commitment with respect to such Plan Year, a Participation Agreement must be filed with the Administrator no later than 30 days following such individual's becoming a Director. Any Deferral Commitment made in such Participation Agreement shall be effective only with regard to Fees, Required Retainer Shares and Voluntary Shares earned following the date the Participation Agreement is filed with the Administrator. If a Director does not submit a Participation Agreement within such period of time, such Director will not be eligible to participate in the Plan except in accordance with Sections 4.1 and 4.3.

            4.6 WITHHOLDING TAXES. If the Company or a subsidiary is required to withhold any taxes or other amounts from a Director's Deferred Fees or Deferred Shares pursuant to any state, Federal or local law, such amounts shall, to the extent possible, be deducted from the Director's Fees or Required Retainer Shares or Voluntary Shares before such amounts are credited as described in Sections 4.2 and 4.4. Any additional withholding amount required shall be paid by the Director to the Company or a subsidiary as a condition of crediting his or her Accounts.

                        ARTICLE V DEFERRED SHARE ACCOUNT

            5.1 DETERMINATION OF DEFERRED SHARE ACCOUNT. On any particular date, a Director's Deferred Share Account shall consist of the aggregate number of Deferred Shares credited thereto pursuant to Sections 4.2 and 4.4, plus any dividend equivalents credited pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Deferred Share Account.

            5.2 CREDITING OF DIVIDEND EQUIVALENTS. Each Deferred Share Account shall be credited as of the end of each Accounting Period with additional Deferred Shares equal in value to the amount of cash dividends paid by the Company during such Accounting Period on that number of Shares equivalent to the number of Deferred Shares in such Deferred Share Account during such Accounting Period. The dividend equivalents shall be valued by dividing the dollar value of such dividend equivalents by the Fair Market Value on the dividend payment date. Until a Director or his or her Beneficiary receives his or her entire Deferred Share Account, the unpaid balance thereof credited in Deferred Shares shall be credited with dividend equivalents as provided in this Section 5.2.

            5.3 ADJUSTMENTS TO DEFERRED SHARE ACCOUNTS. Each Director's Deferred Share Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Director or, in the event of his or her death, his or her Beneficiary.

            5.4 STATEMENTS OF DEFERRED SHARE ACCOUNTS. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Director or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Share Account as of the end of the Accounting Period, any changes in such Account since the end of the immediately preceding Accounting Period, and such other information as the Administrator shall determine.

            5.5 VESTING OF DEFERRED SHARE ACCOUNT. A Director shall be 100% vested in his or her Deferred Share Account at all times.

                      ARTICLE VI DISTRIBUTION OF BENEFITS

            6.1 SETTLEMENT DATE. A Director, or in the event of such Director's death, his or her Beneficiary shall be entitled to all or a portion of the balance in such Director's Deferred Share Account, as provided in this Article VI, following such Director's Settlement Date or Dates.

            6.2 AMOUNT TO BE DISTRIBUTED. The amount to which a Director, or in the event of such Director's death, his or her Beneficiary is entitled in accordance with the following provisions of this Article VI shall be based on the Director's adjusted balance in his or her Deferred Share Account determined as of the Accounting Date coincident with or next following his or her Settlement Date or Dates.

            6.3 IN-SERVICE DISTRIBUTION. A Director may irrevocably elect to receive a pre-termination distribution of all or any specified percentage of his or her Deferred Fees or Deferred Shares for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year such Fees and Shares otherwise would have been payable. A Director's election of a pre-termination distribution shall be made in a Participation Agreement filed for the Plan Year as provided in Section 4.1 or Section 4.3. A Director shall elect irrevocably to receive such Deferred Fees and/or Deferred Shares as a pre-termination distribution under one of the forms provided in Section 6.4.

            6.4 FORM OF DISTRIBUTION -- DEFERRED SHARES. As soon as practicable after the end of the Accounting Period in which a Director's Settlement Date occurs, but in no event later than 30 days following the end of such Accounting Period, the Company shall distribute or cause to be distributed, to the Director a number of Shares equal to the number of Deferred Shares in the Director's Deferred Share Account as determined under Section 6.2, under one of the forms provided in this Section 6.4. Notwithstanding the foregoing, if elected by the Director, the distribution of all or a portion of the Director's Deferred Share Account may be made or may commence at the beginning of the Plan Year next following his or her Settlement Date. In the event of a Director's death, the number of Shares equal to the number of Deferred Shares in his or her Deferred Share Account shall be distributed to his or her Beneficiary in a single distribution or in installments, as elected by the Director.

            Distribution of a Director's Deferred Share Account shall be made in one of the following forms as elected by the Director:

            (a) by payment in Shares or cash in a single distribution;

            (b) by payment in Shares or cash in not greater than ten annual installments; or

            (c) a combination of (a) and (b) above. The Director shall designate the percentage payable under each option.

The Director's election of the form of distribution shall be made by written notice filed with the Administrator at least one year prior to the Director's voluntary retirement as a Director. Any such election may be changed by the Director at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Director's prior election.

            The number of Shares to be distributed in each installment shall be equal to the quotient obtained by dividing the number of Deferred Shares in the Director's Deferred Share Account as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation. Fractional Shares shall be rounded down to the nearest whole Share, and such fractional amount shall be re-credited as a fractional Deferred Share in the Director's Deferred Share Account.

            If a Director elects payment in a single distribution in cash, the amount of the payout shall be equal to the Fair Market Value of the Deferred Shares in the Director's Deferred Share Account on the Settlement Date. If such Director elects payout in installments in cash, an amount equal to the Fair Market Value of the Deferred Shares in the Director's Deferred Share Account on the Settlement Date shall be transferred to the Director's Deferred Fee Account pending distribution.

            If a Director fails to make an election in a timely manner as provided in this Section 6.4, distribution of the Director's Deferred Share Account shall be made in Shares in a single distribution.

            6.5 SPECIAL DISTRIBUTIONS. Notwithstanding any other provision of this Article VI, a Director may elect to receive a distribution of part or all of his or her Deferred Share Account in one or more distributions if (and only if) the number of the Shares in the Director's Deferred Share Account subject to such distribution is reduced by 10%. Any distribution made pursuant to such an election shall be made within 60 days of the date such election is submitted to the Administrator. The remaining 10% of the portion of the electing Director's Deferred Share Account subject to such distribution shall be forfeited.

            6.6 BENEFICIARY DESIGNATION. As used in the Plan the term "Beneficiary" means:

            (a) The person last designated as Beneficiary by the Director in writing on a form prescribed by the Administrator;

            (b) If there is no designated Beneficiary or if the person so designated shall not survive the Director, such Director's spouse; or

            (c) If no such designated Beneficiary and no such spouse is living upon the death of a Director, or if all such persons die prior to the distribution of the Director's balance in his or her Deferred Share Account, then the legal representative of the last survivor of the Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining balance of such Accounts shall be distributed (in the proportions in which they would inherit his or her intestate personal property).

Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 6.6 shall be effective unless and until the Administrator actually receives such notice.

            6.7 FACILITY OF PAYMENT. Whenever and as often as any Director or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways:
(i) directly to him or her; (ii) to his or her legal guardian or conservator; or
(iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.

             ARTICLE VII ADMINISTRATION, AMENDMENT AND TERMINATION

            7.1 ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Company) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company or its subsidiaries. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Deferred Share Account. All decisions and determinations by the Administrator shall be final and binding on all parties. No member of the Administrator shall be liable for any such action taken or determination made in good faith. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

            7.2 AMENDMENT AND TERMINATION. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares issued or to be issued to such Director, in any Deferred Shares in a Director's Deferred Share Account or in any amounts in a Director's Deferred Fee Account; and further provided, that, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or national quotation system upon which the Shares are traded or quoted will not be effective unless and until such approval has been obtained.

                       ARTICLE VIII FINANCING OF BENEFITS

            8.1 FINANCING OF BENEFITS. The Shares and benefits payable in cash under the Plan to a Director or, in the event of his or her death, to his or her Beneficiary shall be paid by the Company from its general assets. The right to receive payment of the Shares and benefits payable in cash represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

            8.2 SECURITY FOR BENEFITS. Notwithstanding the provisions of Section 8.1, nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust ("Trust") pursuant to one or more trust agreements between a trustee and the Company. However, no Director or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all Shares or funds contained in the Trust shall remain subject to the claims of the Company's general creditors.

            8.3 GUARANTEE BY SUBSIDIARIES. Each subsidiary of the Company jointly and severally guarantees the performance by the Company of its obligations under the Plan.

                       ARTICLE IX SHARES SUBJECT TO PLAN

            9.1 SHARES SUBJECT TO PLAN. Subject to adjustment as provided in this Plan, the total number of Shares which may be issued under this Plan shall be 100,000; provided however, that such Shares (i) may be supplemented by Shares authorized but not granted under the following Company Plans: Management Incentive Stock Plan, Employee Stock Purchase Plan, Equity Ownership Plan, Nonemployee Directors' Stock Option Plan and Nonemployee Directors' Equity Ownership Plan ("stock related plans") and (ii) shall be reduced by any shares authorized under this Plan designated to be used to grant awards under any other stock related plan in excess of the shares authorized under such other plan. Notwithstanding the foregoing, in no event shall the sum of all Shares granted, out of the additional 800,000 Shares authorized pursuant to the amendment to the Equity Ownership Plan and the establishment of the Nonemployee Directors' Equity Ownership Plan, both on the date hereof, pursuant to Required Retainer Shares and Voluntary Shares under the Plan, Awards other than Options and Stock Appreciation Rights under the Equity Ownership Plan and Restricted Shares under the Nonemployee Directors' Equity Ownership Plan exceed 600,000 Shares.

            9.2 ADJUSTMENTS. In the event of any change in the outstanding Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company,
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number and kind of shares specified in

Article III, the number or kind of Shares that may be issued under the Plan as specified in Article IX and the number of Deferred Shares in a Director's Deferred Share Account shall automatically be adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

                          ARTICLE X GENERAL PROVISIONS

            10.1 INTERESTS NOT TRANSFERABLE; RESTRICTIONS ON SHARES AND RIGHTS TO SHARES. No rights to Shares or other benefits payable in cash shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than by will or the laws of descent and distribution. No person shall have any right to commute, encumber, pledge or dispose of any other interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

            10.2 GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

            10.3 WITHHOLDING TAXES. To the extent that the Company or a subsidiary is required to withhold Federal, state or local taxes in connection with any component of a Director's compensation in cash or Shares, and the amounts available to the Company or such subsidiary for such withholding are insufficient, it shall be a condition to the receipt of any Shares that the Director make arrangements satisfactory to the Company or such subsidiary for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company or a subsidiary and a Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with the respect to which withholding is not required.

            10.4 MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

            The undersigned does hereby execute the Roadway Corporation Nonemployee Directors' Equity and Deferred Compensation Plan.

                                         ROADWAY CORPORATION


                                         By: /s/ Joseph R. Boni III
                                             ----------------------------------


                                         Title: Treasurer
                                                -------------------------------


Attest:

/s/ John J. Gasparovic
------------------------

Secretary
[CORPORATE SEAL]

            The undersigned does hereby specifically acknowledge the guarantee made pursuant to Section 8.3 of the Roadway Corporation Nonemployee Directors' Equity and Deferred Compensation Plan.




                                         ROADWAY CORPORATION


                                         By: /s/ Joseph R. Boni III
                                             ----------------------------------


                                         Title: Treasurer
                                                -------------------------------


Attest:

/s/ John J. Gasparovic
------------------------

Secretary
[CORPORATE SEAL]